As filed with the Securities and Exchange Commission on January 22, 2016

Registration No. 333-49852

Registration No. 333-49856

Registration No. 333-97523

Registration No. 333-97527

Registration No. 333-105842

Registration No. 333-119607

Registration No. 333-131416

Registration No. 333-146154

Registration No. 333-146155

Registration No. 333-168566

Registration No. 333-168567

Registration No. 333-182409

Registration No. 333-198225

Registration No. 333-198226

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-49852

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-49856

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-97523

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-97527

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-105842

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-119607

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-131416

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-146154

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-146155

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-168566

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-168567

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-182409

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-198225

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-198226

UNDER

THE SECURITIES ACT OF 1933

DYAX CORP.

(Exact name of registrant as specified in its charter)

Delaware	04-3053198
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

55 Network Drive

Burlington, Massachusetts 01803

(617) 225-2500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

1995 Equity Incentive Plan

Amended and Restated 1995 Equity Incentive Plan

1998 Employee Stock Purchase Plan

(Full Titles of the Plans)

John Miller

President and Treasurer

Dyax Corp.

55 Network Drive

Burlington, Massachusetts 01803

(617) 225-2500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Paul Kinsella

Christopher Comeau

Ropes & Gray LLP

Prudential Tower

800 Boylston St.

Boston, Massachusetts 02199

(617) 951-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company:

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES

Dyax Corp., a Delaware corporation (the “Registrant”), is filing these post-effective amendments (these “Post-Effective Amendments”) to the following registration statements on Form S-8 (each, a “Registration Statement”, and collectively, the “Registration Statements”) to deregister any and all shares of the Registrant’s common stock, $0.01 par value per share (the “Shares”) registered but unsold or otherwise unissued under each of the following Registration Statements as of the date hereof:

•                  Registration Statement on Form S-8 (No. 333-49856), pertaining to the registration of an aggregate of 97,800 Shares, issuable under the Registrant’s 1998 Employee Stock Purchase Plan, which was filed with the Securities and Exchange Commission (the “Commission”) on November 13, 2000.

•                  Registration Statement on Form S-8 (No. 333-49852), pertaining to the registration of an aggregate of 3,687,558 Shares, issuable under the Registrant’s 1995 Equity Incentive Plan, which was filed with the Commission on November 13, 2000.

•                  Registration Statement on Form S-8 (No. 333-97523), pertaining to the registration of an aggregate of 2,000,000 Shares, issuable under the Registrant’s Amended and Restated 1995 Equity Incentive Plan, which was filed with the Commission on August 1, 2002.

•                  Registration Statement on Form S-8 (No. 333-97527), pertaining to the registration of an aggregate of 102,200 Shares, issuable under the Registrant’s 1998 Employee Stock Purchase, which was filed with the Commission on August 1, 2002.

•                  Registration Statement on Form S-8 (No. 333-105842), pertaining to the registration of an aggregate of 200,000 Shares, issuable under the Registrant’s 1998 Employee Stock Purchase, which was filed with the Commission on June 5, 2003.

•                  Registration Statement on Form S-8 (No. 333-119607), pertaining to the registration of an aggregate of 2,450,568 Shares, issuable under the Registrant’s Amended and Restated 1995 Equity Incentive Plan, which was filed with the Commission on October 7, 2004.

•                  Registration Statement on Form S-8 (No. 333-131416), pertaining to the registration of an aggregate of 1,299,432 Shares, issuable under the Registrant’s Amended and Restated 1995 Equity Incentive Plan, which was filed with the Commission on January 31, 2006.

•                  Registration Statement on Form S-8 (No. 333-146154), pertaining to the registration of an aggregate of 3,600,000 Shares, issuable under the Registrant’s Amended and Restated 1995 Equity Incentive Plan, which was filed with the Commission on September 18, 2007.

•                  Registration Statement on Form S-8 (No. 333-146155), pertaining to the registration of an aggregate of 300,000 Shares, issuable under the Registrant’s 1998 Employee Stock Purchase, which was filed with the Commission on September 18, 2007.

•                  Registration Statement on Form S-8 (No. 333-168566), pertaining to the registration of an aggregate of 630,000 Shares, issuable under the Registrant’s 1998 Employee Stock Purchase, which was filed with the Commission on August 5, 2010.

•                  Registration Statement on Form S-8 (No. 333-168567), pertaining to the registration of an aggregate of 5,312,442 Shares, issuable under the Registrant’s Amended and Restated 1995 Equity Incentive Plan, which was filed with the Commission on August 5, 2010.

•                  Registration Statement on Form S-8 (No. 333-182409), pertaining to the registration of an aggregate of 3,281,286 Shares, issuable under the Registrant’s Amended and Restated 1995 Equity Incentive Plan, which was filed with the Commission on June 28, 2012.

•                  Registration Statement on Form S-8 (No. 333-198225), pertaining to the registration of an aggregate of 9,000,000 Shares, issuable under the Registrant’s Amended and Restated 1995 Equity Incentive Plan, which was filed with the Commission on August 18, 2014.

•                  Registration Statement on Form S-8 (No. 333-198226), pertaining to the registration of an aggregate of 500,000 Shares, issuable under the Registrant’s 1998 Employee Stock Purchase, which was filed with the Commission on August 18, 2014.

Pursuant to an Agreement and Plan of Merger, dated as of November 2, 2015, by and among Shire plc, a company incorporated in Jersey (“Shire”), Shire Pharmaceuticals International (“SPI”), a company incorporated in Ireland and a wholly owned subsidiary of Shire, Parquet Courts, Inc., a Delaware corporation and a wholly owned subsidiary of SPI (“Merger Sub”), and Dyax Corp., a Delaware corporation (“Dyax”), pursuant to which, upon the terms and subject to the conditions thereof, Merger Sub was merged with and into Dyax, with Dyax being the surviving corporation (the “Merger”). The Merger became effective on January 22, 2016.

As a result of the Merger, the Registrant has terminated all offerings of its securities pursuant to the Registration Statements.  The Registrant, by filing these Post-Effective Amendments, hereby terminates the effectiveness of the Registration Statements and removes from registration any and all (i) Shares and (ii) deferred compensation obligations registered but unsold or otherwise unissued under each of the above Registration Statements as of the date hereof. This filing is made in accordance with an undertaking made by the Registrant in Part II of certain of the Registration Statements to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance but remained unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, Commonwealth of Massachusetts, on January 22, 2016.

DYAX CORP.

By:	/S/ John Miller
Name:	John Miller
Title:	President and Treasurer

No other person is required to sign these Post-Effective Amendments in reliance upon Rule 478 under the Securities Act of 1933, as amended.